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                                                                   EXHIBIT 10.10

                                 LOAN AGREEMENT


This agreement (the "Agreement") sets forth the terms upon which Forval Corporation ("Forval") will provide a loan to PPOL, Inc. ("PPOL").

Article 1         Loan
     1. Forval will provide a loan in the amount of 250,000,000 Yen to PPOL on October 13, 2004.
     2. PPOL has requested that 80,000,000 Yen of the total loan be remitted in US Dollars.
     3. Forval offers to subtract the 80,000,000 Yen (US$71,742.45) remitted on October 6, 2004 from the amount described in Article 1.2 of this Agreement. PPOL has accepted this offer.
     4. Forval will subtract the amount described in Article 1.2 of this Agreement from the total loan of 250,000,000 Yen, and will remit 170,000,000 Yen.
     5. Regardless of the remittance date described in Article1.3 of this Agreement, the date described in Article1.1 shall be deemed the loan execution date and the initial date of reckoning.

Article 2         Contract Period and Interest Rate
         The interest rate will be at 2% per annum (365 days / year). PPOL will pay, by March 31, 2005, the principal and interest to an account designated by Forval.

Article 3         Miscellaneous
     1. The fees incurred by Article1.2 and Article 1.3, such as remittance fees, will be separately invoiced to PPOL by Forval. PPOL is responsible for paying these fees.
     2. Forval will determine the US Dollar - Yen exchange rate for this Agreement.
     3. If a question arises, both parties will resolve it by discussion under the doctrine of good faith. This constitutes a Loan Agreement between Forval and PPOL. Both parties will sign and seal two (2) copies of this Agreement and each party will keep one (1) original copy. October 13, 2004

_______________________________________
Hideo Ohkubo
CEO, Forval Corporation
5-52-2 Jingu-mae, Shibuya-ku, Tokyo, Japan



_______________________________________
Hideo Ohkubo
CEO, PPOL, Inc.
One City Boulevard West, Suite 870
Orange, California, USA